UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2026

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	87-0543981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 30, 2026, Track Group, Inc., a Delaware corporation (the “Company”), entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain accredited investors (the “Investors”), for the private placement (the “Private Placement”) of (i) 29,471,429 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (the “PIPE Shares”) at a price per PIPE Share of $0.35, and (ii) 750,000 warrants to purchase shares of Common Stock (the “PIPE Warrants”). for aggregate gross proceeds of approximately $10,315,000. The PIPE Shares and PIPE Warrants sold in the Offering are sometimes hereafter referred to as, the “Securities.” The Company intends to use the proceeds from the Offering for repayment of existing indebtedness, working capital and general corporate purposes.

The PIPE Warrants are exercisable immediately, expire ten years from the date of issuance, and have an initial exercise price of $0.35 per share (the “Initial Exercise Price”), subject to adjustment in the event of any Dilutive Issuance (as defined in the Warrant), or any stock splits, stock dividends, recapitalizations, and similar events.

The Purchase Agreement contains representations and warranties of the Company and the Purchaser and customary covenants which are typical for transactions of this type. In addition, the Purchase Agreement contains customary conditions precedent to the Purchaser’s obligation to purchase the Securities, and representations and warranties of the Company and the Purchasers customary for transactions of this type. The Purchase Agreement obligates the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties. The Purchase Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Purchase Agreements in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties to the Purchase Agreements. The provisions of such Purchase Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Purchase Agreements. Rather, investors and the public should refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

Pursuant to the Purchase Agreement, certain investors have the right to designate three (3) directors for election to the Company’s Board of Directors so long as such party owns at least 30% of the shares of Common Stock such party acquired pursuant to the Purchase Agreement and the transactions contemplated hereby, for an aggregate total of six (6) directors. See Item 5.02 of this Current Report on Form 8-K for information on the director designees.

The Securities were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Credit Facility

On April 30, 2026, the Company and certain subsidiaries of the Company (together with the Company, collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Chatham Capital Management, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Pursuant to the Credit Agreement, the Lenders extended a credit facility in the maximum aggregate principal amount of $24.0 million, consisting of (a) a term loan (the “Term Loan”) in the principal amount of $21.0 million, which was funded in full on April 30, 2026, (b) a revolving line of credit in the principal amount of $2.0 million and (c) an interest line loan facility (the “Interest Line Loan Facility”) in the principal amount of $1.0 million.

The Credit Agreement has a maturity date of April 30, 2031. Loans outstanding under the Credit Agreement will bear interest at an overall rate of 13.5% per annum, with 11.0% paid in cash and 2.5% paid-in-kind. If the Borrowers elect to borrow on the Interest Line Loan Facility to make cash payments of interest on the loans to the Lenders in any month, the overall rate of interest shall increase to 15.5% per annum for any such month, with 11.0% paid in cash and 4.5% paid-in-kind. Principal payments on the Term Loan and borrowings under the Interest Line Loan Facility are required to be made in monthly installments, commencing on June 1, 2028, at a rate of 5% per annum of the outstanding principal amount thereof.

The Credit Agreement contains both affirmative and negative covenants, including, without limitation, a minimum EBITDA covenant tested on quarterly basis, a minimum fixed charge coverage ratio financial covenant tested on quarterly basis, a maximum total leverage ratio financial covenant tested on quarterly basis, a maximum capital expenditures covenant tested on quarterly basis, a minimum 30-day average liquidity covenant tested on quarterly basis and limitations on indebtedness, liens and investments. The Credit Agreement also provides for customary events of default.

In connection with the Credit Agreement, on April 30, 2026, the Borrowers entered into a Guaranty and Collateral Agreement with the Administrative Agent (the “Guaranty and Collateral Agreement”), pursuant to which each of the Borrowers granted to the Administrative Agent a first-priority perfected lien upon substantially all of the assets of the Borrowers to secure the obligations of the Borrowers under the Credit Agreement.

On the Closing Date, in connection with the Interest Line Loan Facility, the Company issued to the Lenders a warrant to purchase 1,079,108 shares of the Company’s Common Stock (the “Lender Warrant”). The Lender Warrants are exercisable immediately upon issuance, expire ten years from the date of issuance, and have an initial exercise price of $0.0001 per share (the “Initial Exercise Price”), subject to adjustment in the event of any Dilutive Issuance (as defined in the Warrant), or any stock splits, stock dividends, recapitalizations, and similar events.

ADSS Letter Agreement

In connection with the Private Placement and the Credit Facility, the Company entered into that certain Letter Agreement ADS Securities, LLC (“ADSS”), whereby, the Company paid ADSS $4,375,000 out of the funds of the Private Placement and/or the Credit Agreement.

Registration Rights Agreement

In connection with the closing of the Private Placement and the entrance into the Credit Facility, the Company, the Investors and the Administrative Agent have entered into a registration rights agreement dated April 30, 2026 (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to the 60th calendar day following the closing date of the Private Placement for purposes of registering the resale of the PIPE Shares, the shares of Common Stock underlying the PIPE Warrants, and the shares of Common Stock underlying the Lender Warrants (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Warrant Agency Agreement

On April 30, 2026, the Company entered into a warrant agency agreement with the Company’s transfer agent, Equiniti Trust Company, LLC, which will also act as the warrant agent for the Company, setting forth the terms and conditions of the PIPE Warrants and Lender Warrants (the “Warrant Agency Agreement”).

Amended Facility Payoff Agreement

On April 30, 2026, the Company and Conrent Invest S.A., acting on behalf of its compartment, “Safety 2” (“Conrent”), entered into an Amended Facility Payoff Agreement (“Payoff Agreement”). Pursuant to the Payoff Agreement, the Company agreed to pay $23,520,000 to Conrent in settlement of the outstanding $42.864 million unsecured debt facility payable by the Company to Conrent, issued pursuant to a Facility Agreement originally executed by and between the parties on December 30, 2013, as amended May 30, 2014, June 30, 2015, July 19, 2018, February 24, 2019, January 10, 2020, December 21, 2020 and April 26, 2023 (the “Amended Facility Agreement”) with a maturity date of July 1, 2027. The Payoff Agreement terminates and cancels the Facilities Agreement and releases and discharges the Company from all present or future, actual or contingent liabilities, obligations and guarantees created, evidenced or conferred by, and all claims, charges, liens, security interests, actions, suit, accounts and demands arising under or in any way related to the Facilities Agreement and/or or any other Facility Document.

The foregoing descriptions of the Form of PIPE Warrant, Form of Lender Warrant, Credit Agreement, Guaranty and Collateral Agreement, Form of Purchase Agreement, Form of Registration Rights Agreement, , Letter Agreement and Amended Facility Payoff Agreement do not purport to be complete and are qualified in their entirety by reference to Form of PIPE Warrant, Form of Lender Warrant, Form of Purchase Agreement, Form of Registration Rights Agreement, Credit Agreement, Guaranty and Collateral Agreement, Letter Agreement and Amended Facility Payoff Agreement filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On April 30, 2026, in connection with and pursuant to the terms of the Purchase Agreement, Karen Macleod and Peter Poli submitted their resignations as members of the Board of Directors of the Company (the “Board”). The resignations of Ms. Macleod and Mr. Poli were not due to any disagreements with respect to the Company’s operations, policies or practices.

Increase to Number of Member of the Board Seats

On April 30, 2026, in connection with and pursuant to the terms of the Purchase Agreement, the Board increased the number of designated seats on the Board to six (6).

Appointment of Denver Smith

On April 30, 2026, the Board of the Company appointed Denver Smith as a member of the Board, effective immediately.  Mr. Smith will serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Denver Smith, age 38, is the Co-Founder and managing member of Carlson Ridge Capital (“Carlson Ridge”), a hedge fund manager, which was founded in 2015. He is also the CIO of Carlson Ridge and acts as the lead manager for the CRC Founders Fund, LP. Additionally, Mr. Smith advises the Aspen Family Trust on its asset allocation and strategic level decisions for various entities it owns. He was previously a portfolio manager and the Chief Investment Officer for 73114 Investments, LLC, for a period of 9 years. In 2015, he prompted and helped negotiate the sale of 73114 Investments’ parent company, Avalon Correctional Services, Inc., to CoreCivic, Inc. (NYSE: CXW) for over $150 million. Mr. Smith serves on the board of trustees of Lifestyle Management Inc, a non-profit organization. He has served on the board of directors of Innovative Food Holdings, Inc. (OTC: IVFH) since March of 2023. He graduated from the University of Oklahoma with a BBA in Finance and Economics. He also earned an MBA from the University of Oklahoma. Mr. Smith is a CFA Charterholder.  Pursuant to the Purchase Agreement, Mr. Smith is a nominee of Carlson Ridge Capital, LLC, a Delaware limited liability company (“CRC”).

Appointment of Jacob Saour

On April 30, 2026, the Board of the Company appointed Jacob Saour as a member of the Board, effective immediately.  Mr. Saour will serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Jacob Saour, age 45, seeks out and analyzes potential investments for JCP Investments there since September 2024. Mr. Saour served on the Board of Morgans Foods (ticker:  MRFD) from 2013 - 2014. Mr. Saour served as Director of Investments from 2016 to 2023 at Cortland, a multifamily real estate management company.  Mr. Saour served as a Director from 2010 to 2016 at Cushman & Wakefield, a global commercial real estate services company.  Mr. Saour received a BA from The University of Texas and a Masters from Texas A&M University.  Pursuant to the Purchase Agreement, Mr. Saour is a nominee of JCP Investment Partnership, LP.

Appointment of Kyle Kidd

On April 30, 2026, the Board of the Company appointed Kyle Kidd as a member of the Board, effective immediately.  Mr. Kidd will serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Kyle Kidd, age 38, is a partner in Leo Berwick's mergers and acquisitions tax practice. In his role, which began in 2022, he advises his private equity and public company clients on various tax and financial accounting matters relating to acquisitions, dispositions, restructurings, capital raises, and debt workouts.  Prior to his role at Leo Berwick, Kyle served as a managing director in KPMG's mergers and acquisitions tax practice.  Kyle has a BBA in accounting and a masters in accountancy from the University of Oklahoma. He is a Texas certified public accountant.  Pursuant to the Purchase Agreement, Mr. Saour is a nominee of CRC.

Appointment of Matthew Powalski

On April 30, 2026, the Board of the Company appointed Matthew Powalski as a member of the Board, effective immediately.  Mr. Powalski will serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Matt Powalski, age 36, currently serves as Chief Financial Officer of JCP Investment Management, LLC, a boutique investment adviser to hedge funds and special purpose vehicles based in Houston, Texas. In this role, he oversees financial reporting, audit and tax functions, and directs financial modeling and underwriting activities. He brings deep expertise in accounting, asset and cash management, and provides risk-based analysis to support strategic decision-making by senior stakeholders.  Prior to joining JCP Investment Management, LLC, Mr. Powalski led the investment accounting function at McNair Interests, a Houston-based family office. He also served as an advisor to the principals of Capital Technologies (Bosarge Family Office), where he managed the financial reporting and accounting of complex, multi-tiered investment structures.  Mr. Powalski began his career at PKF Texas, where he provided tax compliance and consulting services to corporate, partnership, and high-net-worth clients.  He graduated magna cum laude from Texas A&M University with a Master of Taxation, a Bachelor’s degree in Accounting, and is professionally licensed in the State of Texas as a Certified Public Accountant.  Pursuant to the Purchase Agreement, Mr. Powalski is a nominee of JCP Investment Partnership, LP.

Appointment of John Sullivan

On April 30, 2026, the Board of the Company appointed John Sullivan as a member of the Board, effective immediately.  Mr. Sullivan will serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

John “Rocky” Sullivan, age 40, has been an Investment Advisor Representative and Investment Analyst with JCP Investment Management, LP since 2022. JCP Investment Management, LP is an SEC Registered Investment Advisor where Mr. Sullivan’s core focus is on investment due diligence and public equity analysis. He is also the president of Sullivan Companies which is a family office engaged in investment management, real estate development and production agriculture. He has been an owner and employee of the Sullivan Companies entities since 2009 and specifically employed by Navillus Management, LLC and most recently changed to Sullivan Land and Cattle Co. LLC. Mr. Sullivan has served as an outside director and chairman of the compensation committee of Tandy Leather Factory, Inc. (Nasdaq: TLF) since 2025.  Mr. Sullivan has a BBA in marketing from Texas A&M University and is a graduate of the Texas Christian University Ranch Management Program.  Pursuant to the Purchase Agreement, Mr. Saour is a nominee of JCP Investment Partnership, LP.

Appointment of Derek Cassell

On April 30, 2026, the Board of the Company appointed Derek Cassell as a member of the Board, effective immediately.  Mr. Cassell will serve as a director until the Company’s next annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

Each of Mr. Smith, Mr. Powalski, Mr. Saour, Mr. Sullivan and Mr. Thomas will receive compensation for their service as a non-employee director pursuant to the Company’s director compensation program, consisting of a quarterly cash retainer of $25,000. Mr. Smith, Mr. Powalski, Mr. Saour, Mr. Sullivan, Mr. Thomas and Mr. Cassell will also enter into the Company’s standard indemnification agreement.

There are no arrangements or understandings between the Company and Mr. Smith, Mr. Powalski, Mr. Saour, Mr. Sullivan, Mr. Thomas or Mr. Cassell, respectively, and any other person pursuant to which he or she was elected as a director. Neither Mr. Smith, Mr. Powalski, Mr. Saour, Mr. Sullivan, Mr. Thomas or Mr. Cassell is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K other than as described Item 1.01 of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2026, following the approval of the Board of Directors of the Company and the written consent of a majority of the outstanding voting securities of the Company, the Company adopted and filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation. The Certificate of Amendment increased the total number of shares of Common Stock authorized for issuance thereunder from 30,000,000 shares to 60,000,000 shares, effective April 30, 2026.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On May 1, 2026, the Company issued a press release announcing the Private Placement, the Credit Agreement, and the transactions set forth in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation, dated as of April 30, 2026
4.1	Form of PIPE Warrant
4.2	Form of Lender Warrant
10.1†
Credit Agreement by and between the Company and each of its affiliates party thereto, as borrowers, the financial institutions party thereto, as lenders, and Chatham Capital Management, LLC, as administrative agent and lead arranger, dated April 30, 2026.

10.2†	Guaranty and Collateral Agreement by and between the Company and Chatham Capital Management, LLC, as administrative agent, dated April 30, 2026.
10.3†	Form of Securities Purchase Agreement, dated April 30, 2026.
10.4†	Form of Registration Rights Agreement, dated April 30, 2026
10.5	Letter Agreement between the Company and ADS Securities, LLC
10.6	Amended Facility Payoff Agreement by and between the Company and Conrent Invest S.A.,acting on behalf of its compartment “Safety 2”, dated April 30, 2026.
99.1	Press Release, dated May 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The annexes schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: May 4, 2026	By:	/s/ James A. Berg
James A. Berg
Chief Financial Officer